                       NONSTATUTORY STOCK OPTION AGREEMENT

                Grant Under Buffets, Inc. 1988 Stock Option Plan



Full Name of Employee:

Roe H. Hatlen
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No. of Shares Covered:                           Date of Grant:

100,000                                           May 19, 1997
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Exercise Price Per Share:                       Expiration Date:

$9.00                                             May 19, 2007
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Exercise Schedule (Cumulative):
                                                           No. of Shares
              Initial Date of                             As to which Option
              Exercisability                              Becomes Exercisable

              May 19, 2006(1)                                   100,000

--------------------------------------------------------------------------------
Note: By signing here, The Employee expressly acknowledges that by accepting these stock options, he or she is agreeing to abide by the restrictions on competition described in paragraph 13 below.


                                                  (Employee's Signature)

                                                  /s/ Roe H. Hatlen
                                                  --------------------------


              This NONSTATUTORY STOCK OPTION AGREEMENT is made by and between Buffets, Inc., a Minnesota corporation (the "Company"), and the above-named employee of the Company or of a parent or subsidiary corporation of the Company (the "Employee").
------------------------------------
(1) If the Fair Market Value of the Company's Common Shares, as defined in
Section 6 of the Plan, equals or exceeds $12 at the close of trading for 30 consecutive calendar days, then the Option will become exercisable as to 33,333 Shares on the first day following that 30-day period. The Option will become exercisable as to an additional 33,333 Shares on the first day following any period of 30 consecutive calendar days during which the Fair Market Value of such Shares equals or exceeds $16 at the close of trading each day. Finally, the Option will become exercisable as to the remaining 33,334 Shares on the first day following any period of 30 consecutive calendar days during which the Fair Market Value of such Shares equals or exceeds $20 at the close of trading each day. Notwithstanding the foregoing, the entire Option will become exercisable on May 19, 2006

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     WHEREAS the Company, in order to carry out the purposes of its Buffets,
Inc. 1988 Stock Option Plan (the "Plan"), desires to offer the Employee an opportunity to purchase Common Stock of the Company, par value $.01 per share (the "Common Shares"), according to the terms set forth herein; and

     WHEREAS the Employee wishes to accept such opportunity, subject to and in accordance with the terms and conditions set forth herein;

     NOW THEREFORE, the Company and the Employee mutually agree as follows:

     1. Grant of Option. Subject to the terms of the Plan, the Company hereby grants to the Employee the right and option (the "Option") to purchase the number of Common Shares specified at the beginning of this Agreement, on the terms and conditions hereinafter set forth. The Option is intended by the Company to be a nonstatutory stock option for purposes of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Purchase Price. The purchase price of each of the Common Shares subject to the Option shall be the exercise price per share specified at the beginning of this Agreement, which price has been specified in accordance with paragraph 6 of the Plan.

     3.       Option Period.

     (a) Subject to the provisions of paragraphs 5(a), 5(b), 6(a), 6(b), and 6(c) hereof the Option shall become exercisable as to the number of shares and on the dates specified in the exercise schedule at the beginning of this Agreement. The exercise schedule shall be cumulative; thus, to the extent the Option has not already been exercised and has not expired, terminated or been canceled, the Optionee may at any time, and from time to time, purchase all or any portion of the Common Shares then purchasable under the exercise schedule, except that the Option shall become immediately exercisable:

              (i) Upon the occurrence of the death or disability within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code"), of the Employee (as more particularly described in paragraphs 5(a) or 5(b) and 6(a) hereof);

              (ii) Upon a Change in Control (as defined in paragraph 11 of the Plan); or

              (iii) In the event that the Stock Option Committee under the Plan (the "Committee") shall declare pursuant to paragraph 6(c)(ii) hereof that the Option shall be canceled at the time of or immediately prior to the occurrence of an Event, as defined in paragraph 6(c) hereof

     (b) The Option and all rights to purchase shares thereunder shall cease on the earliest of:

              (i) The expiration date specified at the beginning of this Agreement (which date shall not be more than ten years after the date of this Agreement);

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              (ii) The expiration of the period after the Employee's termination of employment within which the Option is exercisable as specified in paragraph 5(a) or 5(b), whichever is applicable; or

              (iii) The date, if any, fixed for cancellation pursuant to paragraph 6(c)(ii) hereof.

Notwithstanding any other provision in this Agreement, in no event may anyone exercise the Option, in whole or in part, after its original expiration date.

     4.       Manner of Exercising Option.

     (a) Subject to the terms and conditions of this Agreement, the Option may be exercised by mailing written notice of exercise to the Company at its principal executive office, marked for the attention of its Secretary. The notice shall state the election to exercise the Option and the number of Common Shares in respect of which it is being exercised, and shall be signed by the person exercising the Option. If the person exercising the Option is not the Employee, he or she shall also send with the notice appropriate proof of his or her right to exercise the Option. Such notice shall be accompanied by either:

              (i) Payment (by check, bank draft or money order payable to the Company) of the full purchase price of the Common Shares being purchased; or

              (ii) Certificates for unencumbered Common Shares having an aggregate Fair Market Value (as defined in paragraph 6 of the Plan) on the date of exercise equal to the purchase price of the Common Shares to be purchased; or

              (iii) A combination of cash and such unencumbered Common Shares.

The employee shall duly endorse all certificates delivered to the Company pursuant to the foregoing subparagraph (a)(ii) or (iii) in blank and shall represent and warrant in writing that he or she is the owner of the shares so delivered free and clear of all liens, security interests and other restrictions or encumbrances.

     (b) As soon as practicable after receipt of the purchase price provided for above, the Company shall deliver to the person exercising the Option, in the name of the Employee, or his or her estate or heirs, as the case may be, a certificate or certificates representing the Common Shares being purchased. The Company shall pay all original issue or transfer taxes, if any, with respect to the issue or transfer of the Common Shares to the person exercising the Option and all fees and expenses necessarily incurred by the Company in connection therewith. All Common Shares so issued shall be fully paid and nonassessable. Notwithstanding anything to the contrary in this Agreement, the Company shall not be required, upon the exercise of this Option or, any part thereof, to issue or deliver any Common Shares prior to the completion of such registration or other qualification of such Common Shares under any State law, rule or regulation as the Company shall determine to be necessary or desirable.

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     5.       Exercisability of Option After Termination of Employment.

     (a) During the lifetime of the Employee, the Option may be exercised only while the Employee is an employee of the Company or a parent or subsidiary thereof, and only if the Employee has been continuously so employed since the date of this Agreement, except that:

              (i) If the Employee has been continuously employed by the Company (or a parent or subsidiary thereof) for at least twelve (12) full calendar months following the date of this Agreement, the Employee may exercise the Option within three (3) months after termination of the Employee's employment, but only to the extent that the Option was exercisable immediately prior to the Employee's termination of employment;

              (ii) In the event the Employee is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, the Employee or his or her legal representative may exercise the Option within one year after the termination of the Employee's employment;

              (iii) If the Employee's employment terminates following a Change of Control, as defined in paragraph 11 of the Plan, the Employee may exercise the Option within three (3) months after such termination; and

              (iv) If the Employee's employment terminates after a declaration pursuant to paragraph 6(c)(ii) of this Agreement, the Employee may exercise the Option at any time permitted by such declaration.

     (b) In the event of the Employee's death while employed by the Company or a parent or subsidiary thereof, or within three months after his or her termination of employment, the legal representative of the Employee's estate or the person who acquired the right to exercise the Option by bequest or inheritance may exercise the Option within one year after the death of the Employee.

     (c) Neither the transfer of the Employee between any combination of the Company, its parent and any subsidiary of the Company, nor a leave of absence granted to the Employee and approved by the Committee, shall be deemed a termination of employment. The terms "parent" and "subsidiary" as used herein shall have the meaning ascribed to "parent corporation" and "subsidiary corporation," respectively, in Sections 425(e) and (f) (or successor provisions) of the Code.

     6.       Acceleration of Option.

     (a) Disability or Death. If paragraph 5(a)(ii) or 5(b) of this Agreement is the Option, whether or not previously exercisable, shall become immediately exercisable in full.

     (b) Change in Control. Subject to paragraph 6(d) hereof, in the event of a "Change of Control" of the Company, as defined in paragraph 11 of the Plan, the unexpired portion of the Option shall become immediately exercisable in full.

     (c) Dissolution, Liquidation, Merger. In the event of the proposed dissolution or liquidation of the Company or in the event of a proposed sale of substantially all of the assets of the Company or in the event of a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, or a statutory share exchange involving capital stock of the Company (such dissolution, liquidation, sale, merger, consolidation or exchange being herein called an "Event'), the Committee may, but shall not be obligated to.

              (i) If the Event is a merger or consolidation or statutory share exchange, make appropriate provision for the protection of the Option by the substitution, in lieu of the Option, of an option to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value (as defined in paragraph 6 of the Plan) as of the effective date of the Event equal to the Fair Market Value as of such effective date of the Common Shares covered by the Option; or

              (ii) At least ten (10) days prior to the actual effective date of an Event, declare, and provide written notice to the Employee of the declaration, that the Option, whether or not then exercisable, shall be canceled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to the Employee, within ten (10) days after the Event, of cash equal to the amount (if any), for each Common Share covered by the canceled Option, by which the Event Proceeds per Common Share (as defined in the last sentence of this subparagraph) exceeds the exercise price per Common Share. At the time of the declaration provided for in the immediately preceding sentence, except as otherwise set forth in paragraph 6(d) hereof, the Option shall immediately become exercisable in full and the Employee shall have the right, during the period preceding the time of cancellation of the Option, to exercise the Option as to all or any part of the Common Shares covered thereby. In the event of a declaration pursuant to this paragraph 6(c)(ii), the Option, to the extent it shall not have been exercised prior to the Event, shall be canceled at the time of, or immediately prior to, the Event, as provided in the declaration, subject to the payment obligations of the Company provided in this paragraph 6(c)(ii). For purposes of this paragraph 6(c)(ii), "Event Proceeds" per Common Share shall mean the cash plus the fair market value, as determined in good faith by the Company, of the non-cash consideration to be received per Common Share by the shareholders of the Company upon the occurrence of the Event.

     (d) Adjustment in Certain Events. Notwithstanding the provisions of paragraphs 6(b) and 6(c) hereof, if the exercise of the Option, either alone or together with other payments in the nature of compensation to the Employee which are contingent on a change in the ownership or effective control of the Company or in the ownership of a substantial portion of the assets of the Company or otherwise, would result in any portion thereof being subject to an excise tax imposed under Section 4999 of the Code or would not be deductible in whole or in part by the Company, an affiliate of the Company (as defined in Section 1504 of the Code), or other person making such payment as a result of Section 280G of the Code, the Option and/or such other benefits and payments shall be reduced (but not below zero) to the largest aggregate amount as will result in no portion thereof being subject to an excise tax or being not deductible. For purposes hereof:

              (i) No portion of payments the receipt or enjoyment of which the Employee shall have effectively waived in writing prior to the date of issuance of stock or distribution of a payment hereunder shall be taken into account;

              (ii) No portion of the Option, benefits and other payments shall be taken into account which, in the opinion of tax counsel selected by the Company's independent auditors and acceptable to the Employee, does not constitute a "parachute payment" within the meaning of Section 280G(b)(2) of the Code;

              (iii) The Option, benefits and other payments shall be reduced only to the extent necessary so that the total of such payments (other than those referred to in clause (i) or (ii)) in their entirety constitute reasonable compensation for services rendered within the meaning of Section 280G(b)(4) of the Code, in the opinion of the tax counsel referred to in clause (ii); and

              (iv) The value of any non-cash benefit or any deferred payment or benefit included in such payment shall be determined by the Company's independent auditors in accordance with the principles of Sections 280G(d)(3) and (4) of the Code.

Any portion of the Option not exercised or paid as a result of this paragraph 6(d), or reduced to zero as a result of the limitations imposed hereby, shall remain outstanding in full force and effect in accordance with the other terms and provisions of this Agreement.

     7. Limitation on Transfer. During the lifetime of the Employee, only the Employee or his or her guardian or legal representative may exercise the Option. The Employee shall not assign or transfer the Option otherwise than by will or the laws of descent and distribution, and the Option shall not be subject to pledge, hypothecation, execution, attachment or similar process. Any attempt to assign, transfer, pledge, hypothecate or otherwise dispose of the Option contrary to the provisions hereof, and the levy of any attachment or similar process upon the Option, shall be null and void.

     8. Shareholder Rights Before Exercise. The Employee shall have none of the rights of a shareholder of the Company with respect to any share subject to the Option until the share is actually issued to him or her upon exercise of the Option.

     9. Discretionary Adjustment. The Committee may in its sole discretion make appropriate adjustments in the number of shares subject to the Option and in the purchase price per share to give effect to any change made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

     10. Tax Withholding. The parties hereto recognize that the Company or a subsidiary of the Company may be obligated to withhold federal and state income taxes and social security or other taxes upon the Employee's exercise of the Option. The Employee agrees that, at the time he or she exercises the Option, if the Company or a subsidiary is required to withhold such taxes, he or she will promptly pay in cash upon demand to the Company, or the subsidiary having such obligation, such amounts as shall be necessary to satisfy such obligation, provided, however, that in lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the Employee to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the Employee's full FICA and federal, state and local income tax with respect to income arising from the exercise of the Option, through a reduction of the number of Common Shares delivered to the Employee or through a subsequent return to the Company of shares delivered to the Employee.

     11. Interpretation of this Agreement. All decisions and interpretations made by the Committee with regard to any question arising hereunder or under the Plan shall be binding and conclusive upon the Company and the Employee. In the event that there is any inconsistency between the provisions of this Agreement and the Plan, the provisions of the Plan shall govern.

     12. Discontinuance of Employment. This Agreement shall not give the Employee a right to continued employment with the Company or any parent or subsidiary thereof, and the Company or any such parent or subsidiary thereof employing the Employee may terminate his or her employment and otherwise deal with the Employee without regard to the effect it may have upon him or her under this Agreement.

     13. Restrictions on Competition by Employee. In consideration for receipt of his or her option:

     (a) The Employee acknowledges that the Employee has had and will continue to have access to significant confidential and valuable information which can be used unfairly and to the harm of the Company by present or potential competitors in the buffet segment of the restaurant industry.

     (b) The Employee agrees that, during the period of the Employee's continued employment by the Company or its affiliates, the Employee will not render services or give advice to, affiliate with (as employee, partner, consultant or otherwise), or invest or acquire any interest in, in whole or in significant part, any other person or organization which is engaged in or about to become engaged in franchising, developing, owning or operating a restaurant or other food service establishment that utilizes, in whole or in significant part, a buffet, smorgasbord or cafeteria service format (a "Conflicting Organization"). The Employee shall not, however, be prohibited from investing in securities of any company that is listed on a national securities exchange or traded on NASDAQ, provided that the Employee does not hereafter own, or have the right to acquire, more than 3% of the outstanding voting securities of such company.

     (c) The Employee further agrees that, for a period of two (2) years after cessation or termination of his or her employment with the Company or any affiliate of the Company, whether voluntary or involuntary, with or without cause, the Employee will not render services or give advice to, or affiliate with (as employee, partner, consultant or otherwise) or invest or acquire any interest in, any Conflicting Organization operating within twenty-five miles of any location where an Old Country Buffet restaurant is then currently operating, or where the Company, an affiliate or a present or prospective franchise operator has leased or purchased, or is then negotiating to lease or purchase, a site on which it plans to operate an Old Country Buffet restaurant. Notwithstanding the foregoing, if the business of the Conflicting Organization has separate and distinct divisions, Employee may, following termination of such employment, render services or give advice to, or affiliate with, a division which would not itself constitute a Conflicting Organization if, prior thereto, the Company receives written assurances satisfactory to the Company from the Conflicting Organization and Employee that Employee will not directly or indirectly render services or give advice or information to any division of such Conflicting Organization which would itself constitute a Conflicting Organization.

     (d) The Employee further agrees that, during the periods described in subparagraphs (b) and (c) of this paragraph 13, the Employee will not, directly or indirectly, assist or encourage any other person to carry out, directly or indirectly, any activity that would be prohibited by the above provisions of this paragraph 13 if such activity were carried out by the Employee, either directly or indirectly; and in particular the Employee agrees that the Employee will not, directly or indirectly, induce any employee of the Company to carry out, directly or indirectly, any such activity.

     (e) The Employee acknowledges and agrees that the Company will not have an adequate remedy at law in the event of any breach by the Employee of this paragraph 13 and the Company shall therefore be entitled, in addition to any other remedies that may be available, to injunctive and/or other equitable relief to prevent or remedy a breach of this paragraph 13 by the Employee This paragraph 13 shall survive the exercise, expiration, surrender or termination of the Option for any reason whatsoever.

     (f) The Employee acknowledges that this paragraph 13 limits the Employee's right to compete only to the extent necessary to protect the Company from unfair competition. The Employee therefore agrees that a court of competent jurisdiction may, if it finds the restrictions to be unlawful or excessive, modify and enforce them to the extent it believes to be reasonable under the circumstances.

     14. General. The Company shall at all times during the term of this Option reserve and keep available such number of Common Shares as will be sufficient to satisfy the requirements of this Option Agreement. This Agreement shall be binding in all respects on the Employee's heirs, representatives, successors and assigns. This Agreement is entered into under the laws of the State of Minnesota and shall be construed and interpreted thereunder.

     IN WITNESS WHEREOF, the Employee and the Company have executed this Agreement as of the day and year first above written.


                                         /s/ Roe H. Hatlen
                                         --------------------------------------
                                         Roe H. Hatlen




                                         BUFFETS, INC.


                                         By: /s/ Clark C. Grant
                                             -----------------------------------

                                         Its:EVP
                                             -----------------------------------